UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2006

PARTNERS TRUST FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	001-31277 (Commission File Number)	75-2993918 (IRS Employer Identification No.)
233 Genesee Street, Utica, New York (Address of principal executive offices)		13501 (Zip code)

Registrant's telephone number, including area code: (315) 768-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Rule 425, Rule 14a-12 and Instruction 2 to Rule 14d-2(b)(2)

Item 1.01. Entry into a Material Definitive Agreement.

Trust Division Sale

On October 12, 2006, Partners Trust Financial Group, Inc. (the "Company") announced that the Company and Partners Trust Bank, a wholly owned subsidiary of the Company (the "Bank"), entered into a Trust Company Agreement and Plan of Merger ("Merger Agreement") with Chemung Canal Trust Company ("Chemung") pursuant to which Chemung will acquire Partners Trust Bank's trust business. Based on the assets held as of July 25, 2006, the aggregate merger consideration is approximately $5.2 million (exclusive of costs and expenses), and is subject to adjustment based on the fair market value of the assets at the time of the closing. The transaction is subject to regulatory and New York State Supreme Court approval and is expected to close in the first quarter of 2007.

The foregoing summary is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the press release dated October 12, 2006 is attached as Exhibit 99.1 hereto.

Amended and Restated Severance Plan

Effective October 12, 2006, the Boards of Directors of the Company and the Bank approved a new Partners Trust Bank Employee Change of Control Severance Plan (the "Plan"), which amended and restated the SBU Bank Employee Change of Control Severance Plan, which was originally adopted on August 26, 2003. The Plan is intended assure continuity of the Company's and the Bank's employees and their continued attention to their respective duties in the event of a change of control. Executive officers with employment agreements or employment protection agreements are not eligible to participate in the Plan. Generally, full-time employees will be covered under the Plan if they have completed at least one year of service with the Bank or the Company, or any subsidiary. During the first year after a change of control, each eligible employee whose employment is terminated, voluntarily or involuntarily, under certain circumstances, will be entitled to receive a severance payment. The amount of the severance payment will be equal to 1/26th of such employee's annual base compensation for each year of service up to a maximum of 50% of such employee's annual salary. This description of the Plan is qualified by reference to the Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

Exhibit Number	Description
2.1

Trust Company Agreement and Plan of Merger by and among Partners Trust Financial Group, Inc., Partners Trust Bank, Chemung Canal Trust Company and, upon organization, Partners Limited Trust Co., dated as of October 11, 2006.

10.1	Partners Trust Bank Employee Change of Control Severance Plan.
99.1	Press release dated October 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARTNERS TRUST FINANCIAL GROUP, INC.
(Registrant)

/s/ Steven A. Covert

Steven A. Covert

Senior Executive Vice President and

Chief Operating Officer

Date: October 12, 2006

INDEX TO EXHIBITS
Exhibit Number	Description
2.1

Trust Company Agreement and Plan of Merger by and among Partners Trust Financial Group, Inc., Partners Trust Bank, Chemung Canal Trust Company and, upon organization, Partners Limited Trust Co., dated as of October 11, 2006.

10.1	Partners Trust Bank Employee Change of Control Severance Plan.
99.1	Press release dated October 12, 2006.